CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 15, 1999 included in this Registration Statement (Form N-1A Nos. 333-90261 and 811-09687) of the Alliance Disciplined Value Fund, Inc.



                               ERNST & YOUNG LLP


New York, New York
December 15, 1999